Exhibit 99.1
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NEWS RELEASE
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               COMDISCO DECLARES DIVIDEND TO COMMON STOCKHOLDERS
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            Recovery To Creditors Will be Approximately 87 Percent
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         Payment To Be Made to Contingent Distribution Rights Holders
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Rosemont, IL, May 2, 2003: Comdisco Holding Company, Inc. (OTC: CDCO) today announced that its Board of Directors has declared a cash dividend of $73.33 per share on the outstanding shares of its common stock, payable on May 22, 2003 to common stockholders of record on May 12, 2003. Comdisco Holding Company has approximately 4.2 million shares of common stock outstanding. Mellon Investor Services will serve as paying agent for the dividend to common stockholders. Comdisco intends to treat this distribution for income tax purposes as the first in a series of liquidating distributions in complete liquidation of the company.

Comdisco's First Amended Joint Plan of Reorganization, which became effective on August 12, 2002, requires that holders of Comdisco's contingent distribution rights (OTC: CDCOR) be entitled to share in proceeds realized from the company's assets once certain minimum recovery thresholds are achieved. Former common shareholders of Comdisco, Inc., the predecessor company to Comdisco Holding Company, Inc., are entitled to exchange their old common shares, which have been cancelled, for contingent distribution rights on a one-for-one basis.

In order to receive contingent distribution rights, former common shareholders must properly complete a transmittal form and surrender their old common shares to Mellon Investors Services LLC. As of April 30, 2003, over 99 percent of the old common shares of Comdisco, Inc. have been exchanged for contingent distribution rights. As required by bankruptcy court order dated March 27, 2003, Comdisco has established a reserve to hold contingent distribution rights relating to old common shares that have not yet been exchanged and any cash payments made in respect of such reserved contingent distribution rights. Failure to surrender old common shares prior to August 12, 2003 will result in the forfeiture of all rights and interests in respect of such old common shares, including the right to receive contingent distribution rights and participate in any distributions pursuant to the Plan.

The recovery to Comdisco's general unsecured creditors, after giving effect to the dividend announced today, will be approximately 87 percent, calculated as provided in the Plan. As a result, the company also announced today that it will make a cash payment of $.01793 per right on the contingent distribution rights, payable on May 22, 2003 to contingent distribution rights holders of record on May 12, 2003. The aggregate cash payment to a particular holder of record of contingent distribution rights will be rounded to the nearest $0.01 (up or down), with $0.005 being rounded down. Comdisco Holding Company has approximately 152.8 million contingent distribution rights outstanding. Mellon Investor Services will serve as paying agent for the payment to holders of contingent distribution rights.

About Comdisco
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The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money the remaining assets of the corporation in an orderly manner. Rosemont, IL-based Comdisco (www.comdisco.com) provided equipment leasing and technology services to help its customers maximize technology functionality and predictability, while freeing them from the complexity of managing their technology. Through its former Ventures division, Comdisco provided equipment leasing and other financing and services to venture capital backed companies.

Safe Harbor
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The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: uncertainties related to the company's bankruptcy plan of reorganization; the company's limited business purpose and the inherent uncertainty of its limited business plan; continuing volatility in the equity markets, which can affect the availability of credit and other funding sources to the high technology sector companies in the Ventures portfolio, resulting in the inability of those companies to satisfy their obligations in a timely manner and an increase in bad debt experience beyond current reserves; the company`s significant exposures to companies in the telecommunications, electronics, and other high technology industries that have been severely negatively impacted by the recent economic downturn; exposure to customer concentration risk; and exposure to foreign exchange rate fluctuations. Other risk factors are listed from time to time in the company's SEC reports, including, but not limited to, the report on Form 10-Q for the fiscal first quarter ended December 31, 2002. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:
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Comdisco:
Mary Moster
847-518-5147
mcmoster@comdisco.com

Paying Agent:
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Mellon Investor Services
800-621-9609